Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

In connection with the Annual Report of CHINA HELI RESOURCE RENEWABLE INCORPORATED (the "Company") on Form 20−F for transition period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, FAN Di, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 15, 2010

/s/             FAN Di
Name:      FAN Di
Title:        Chief Executive Officer and
 Acting Chief Financial Officer